UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Verigy Ltd.
(Name of Registrant as Specified in Its Charter)

Advantest Corporation
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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June 10, 2011
ADVANTEST CORPORATION
Haruo Matsuno, Representative Director, President & CEO
Stock Code Number: 6857, TSE first section
Ticker Symbol: ATE, NYSE

CONTACT:
Hiroshi Nakamura
Managing Executive Officer &
Senior Vice President, Corporate Administration Group
Phone: +81-(0)3-3214-7500

Antitrust Authorities Complete their Reviews on the Proposed Acquisition

We refer to the press release “Acquisition of Shares of Verigy Ltd. (Whereby Verigy Ltd. is to Become a Wholly Owned Subsidiary of Advantest Corporation)” issued on March 28, 2011.

The United States Department of Justice (the “DOJ”) has been investigating the proposed acquisition of Verigy Ltd. (“Verigy”) by Advantest Corporation pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  On June 9, 2011 (U.S. time), the DOJ informed the parties that it closed its investigation.  Given that the Korean and Taiwanese authorities have already unconditionally cleared the transaction, the antitrust reviews in respect of the proposed acquisition by Korean, Taiwanese and the U.S. authorities have all been completed.

The scheme of arrangement will be effective upon the fulfillment of certain conditions, such as the approval of Verigy shareholders and the Singapore High Court as well as the registration of the court order with the Accounting and Corporate Regulatory Authority of Singapore.